For Immediate Release	For Further Information Contact:
Friday, September 22, 2006	Robert E. Phaneuf

Vice President - Corporate Development

(918) 632-0680

RAM ENERGY RESOURCES ANNOUNCES PURCHASE OF ITS

COMMON STOCK FROM AMARANTH LLC

Tulsa, Oklahoma - RAM Energy Resources, Inc. (Nasdaq: RAME) today announced the purchase of 739,175 shares of RAM Energy Resources, Inc. common stock from Amaranth LLC in a negotiated block sale transaction. The purchase price was a discount to yesterday's closing price of $4.70 per share. The purchase was effected through the company's wholly-owned subsidiary, RAM Energy, Inc. The purchased shares will be held as treasury stock by the company and are eligible for reissue by the company at its discretion. Purchase of the shares was funded with general corporate funds on hand. Larry Lee, RAM's Chairman and CEO, commented, "We feel that the repurchase of our common stock at current price levels represents an attractive use of our capital, expresses the level of confidence we have in our business plan, and will provide an opportunity to increase value for our shareholders. We also feel this repurchase of shares from Amaranth will eliminate any uncertainty associated with their previous ownership in RAM."

Forward-Looking Statements

This release includes certain statements that may be deemed to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this release, other than statements of historical facts, that address RAM's business plan, including, targeted production, planned capital spending, anticipated drilling activity, and events or developments that the company expects or believes are forward-looking statements. Although the company believes the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance and actual results or developments may differ materially from those in the forward-looking statements. Factors that could cause actual results to differ materially from those in forward-looking statements include oil and gas prices, exploitation and exploration successes, actions taken and to be taken by the government as a result of political and economic conditions, continued availability of capital and financing, and general economic, market or business conditions as well as other risk factors described from time to time in the company's filings with the SEC. The company assumes no obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise.

RAM Energy Resources, Inc. is an independent energy company engaged in the acquisition, exploitation, exploration, and development of oil and gas properties and the marketing of crude oil and natural gas. Company headquarters are in Tulsa, Oklahoma, and its common shares are traded on the Nasdaq under the symbol RAME. For additional information, visit the company website at www.ramenergy.com.